Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.  333-183627) pertaining to the Del Frisco’s Restaurant Group 2012 Long-Term Incentive Plan of our report dated February 28, 2014, with respect to the consolidated financial statements of Del Frisco’s Restaurant Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/S/ ERNST & YOUNG LLP

Dallas, Texas

February 28, 2014